Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Ellen Barry	Investors:	Lisa Capodici
	(614) 553-3858		(614) 757-5035
	ellen.barry@cardinalhealth.com		lisa.capodici@cardinalhealth.com
Cardinal Health Reports Second-quarter Results for Fiscal Year 2017

•	Revenue increased 5 percent to $33.1 billion

•	GAAP[1] operating earnings decreased 4 percent to $542 million, and non-GAAP operating earnings decreased 4 percent to $701 million

•	GAAP diluted earnings per share increased 4 percent to $1.02, and non-GAAP diluted earnings per share increased 3 percent to $1.34

•	Company updates fiscal year 2017 outlook

DUBLIN, Ohio, Feb. 7, 2017 - Cardinal Health (NYSE: CAH) today reported second-quarter fiscal year 2017 revenue of $33.1 billion, an increase of 5 percent. The company also reported a decline in GAAP operating earnings of 4 percent to $542 million and in non-GAAP operating earnings of 4 percent to $701 million. GAAP diluted earnings per share (EPS) increased 4 percent to $1.02, while non-GAAP diluted EPS increased 3 percent to $1.34.
“Our organization has shown great resilience in the first half of our fiscal 2017. While pricing in the generic pharmaceutical market was a significant headwind for our Pharmaceutical segment profit and our enterprise operating earnings, overall we are seeing greater growth in more lines of business than we’ve seen in some time,” said George Barrett, chairman and CEO of Cardinal Health. “Of particular note, we saw strong growth in our Specialty Solutions group, and our Medical segment, where virtually every part of that business grew.

“As we enter the second half of the year, our organization continues to work with a clear sense of purpose - patient-centered and squarely focused on helping our partners improve the quality, safety and efficiency of the healthcare system.”

Q2 FY17 summary

	Q2 FY17		Q2 FY16		Y/Y
Revenue	$33.1	billion	$31.4	billion	5%
Operating earnings	$542	million	$563	million	(4)%
Non-GAAP operating earnings	$701	million	$726	million	(4)%
Net earnings attributable to Cardinal Health, Inc.	$324	million	$326	million	N.M
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$427	million	$430	million	(1)%
Diluted EPS attributable to Cardinal Health, Inc.	$1.02		$0.98		4%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$1.34		$1.30		3%
Diluted EPS for the quarter benefitted from a lower effective tax rate and fewer weighted average shares outstanding than the same quarter in the prior fiscal year.
Segment results
Pharmaceutical segment
Second-quarter revenue for the Pharmaceutical segment increased 5 percent to $29.7 billion due to growth from existing Pharmaceutical Distribution customers and strong performance from the Specialty business.
Segment profit for the quarter decreased 14 percent to $537 million. This decrease was driven by generic pharmaceutical pricing and, to a lesser extent, the previously announced loss of a large Pharmaceutical Distribution customer. This was partially offset by solid performance from Red Oak Sourcing.

	Q2 FY17		Q2 FY16		Y/Y
Revenue	$29.7	billion	$28.3	billion	5%
Segment profit	$537	million	$627	million	(14)%

Cardinal Health

Medical segment
Second-quarter revenue for the Medical segment increased 8 percent to $3.4 billion, driven by contributions from net new and existing customers.
Segment profit increased 50 percent to $159 million due to the contribution from Cardinal Health Brand products, which includes Cordis. The increase reflects the $21 million unfavorable impact of the Cordis-related inventory fair value step-up in the second quarter of fiscal year 2016. Excluding this step-up, year-over-year Medical segment profit growth was 25 percent.

	Q2 FY17		Q2 FY16		Y/Y
Revenue	$3.4	billion	$3.2	billion	8%
Segment profit	$159	million	$106	million	50%
Fiscal year 2017 outlook
As previously disclosed, the company does not provide GAAP EPS outlook, because it is unable to reliably forecast most of the items that are excluded from GAAP EPS to calculate non-GAAP EPS. These items could cause EPS to differ materially from non-GAAP EPS. See "Use of Non-GAAP Measures" following the attached schedules for additional explanation.

Having completed more than half its fiscal year, the company is adjusting its fiscal year 2017 guidance range for non-GAAP diluted EPS from continuing operations to $5.35 to $5.50 from $5.40 to $5.60. This now reflects non-GAAP EPS growth of 2 to 5 percent for the fiscal year.

More details about this outlook can be found on the company's webcast and accompanying slides; see below for details.

Additional second-quarter and recent highlights

•	Renewed Department of Defense medical/surgical distribution prime vendor agreement

•	Signed several new strategic distribution agreements that will enable Cordis, Cardinal Health's interventional vascular business, to rapidly expand its product portfolio in select countries globally

•
Recognized Cincinnati Children's Hospital Medical Center as the recipient of the 2016 Award for Excellence in Medication Safety from the Cardinal Health Foundation and the American Society of Health-System Pharmacists Foundation

•	Chairman and CEO George Barrett named chairman of the Healthcare Leadership Council; Pharmaceutical Segment CEO Jon Giacomin named chairman of the Healthcare Distribution Alliance board
Webcast
Cardinal Health will host a webcast today at 8:30 a.m. Eastern to discuss second-quarter results. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required.
Presentation slides and a webcast replay will be available on the Cardinal Health website at ir.cardinalhealth.com until Feb. 6, 2018.

Upcoming webcasted investor events

•	Barclays Global Healthcare Conference on March 16 at 8:30 a.m. Eastern in Miami
About Cardinal Health
Cardinal Health Inc. is a global integrated healthcare services and products company, providing customized solutions for hospital systems, pharmacies, ambulatory surgery centers, clinical laboratories and physician offices worldwide. The company provides clinically-proven medical products and pharmaceuticals and cost-effective solutions that enhance supply chain efficiency. Cardinal Health connects patients, providers, payers, pharmacists and manufacturers for integrated care coordination and better patient management. Backed by nearly 100 years of experience, with more than 37,000 employees in nearly 60 countries, Cardinal Health ranks among the top 25 on the Fortune 500. For more information, visit cardinalhealth.com, follow @CardinalHealth on Twitter and connect on LinkedIn at linkedin.com/company/cardinal-health.

1.
GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP.  See “Use of non-GAAP Measures” following the attached schedules for definitions of the non-GAAP financial measures presented in this news release, and see the attached schedules for reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible on the

Cardinal Health

Investor Relations page at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive e-mail alerts when the company posts news releases, SEC filings and certain other information on its website.

Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results, trends or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the amount or rate of generic and branded pharmaceutical price appreciation or deflation and the timing of and benefit from generic pharmaceutical introductions; the ability to maintain the benefits from the generic sourcing venture with CVS Health; the ability to successfully integrate and realize the benefits from the acquisition of Cordis; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform including recent proposals to modify or repeal the Affordable Care Act; uncertainties with respect to U.S. tax and trade laws, including proposals relating to a "border adjustment tax" and new import tariffs; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of Feb. 7, 2017. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Second Quarter
(in millions, except per common share amounts)	2017	2016	% Change
Revenue	$33,150	$31,445	5%
Cost of products sold	31,548	29,836	6%
Gross margin	1,602	1,609	—%

Operating expenses:
Distribution, selling, general and administrative expenses	910	922	(1)%
Restructuring and employee severance	7	2	N.M.
Amortization and other acquisition-related costs	115	114	N.M.
Impairments and loss on disposal of assets, net	9	17	N.M.
Litigation (recoveries)/charges, net	19	(9)	N.M.
Operating earnings	542	563	(4)%

Other (income)/expense, net	7	(2)	N.M.
Interest expense, net	44	45	(2)%
Earnings before income taxes	491	520	(6)%

Provision for income taxes	167	194	(14)%
Net earnings	324	326	—%

Less: Net earnings attributable to noncontrolling interests	—	—	N.M.
Net earnings attributable to Cardinal Health, Inc.	$324	$326	—%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$1.02	$0.99	3%
Diluted	1.02	0.98	4%

Weighted-average number of common shares outstanding:
Basic	318	329
Diluted	319	332

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per common share amounts)	2017	2016	% Change
Revenue	$65,189	$59,499	10%
Cost of products sold	61,997	56,311	10%
Gross margin	3,192	3,188	—%

Operating expenses:
Distribution, selling, general and administrative expenses	1,831	1,764	4%
Restructuring and employee severance	16	14	N.M.
Amortization and other acquisition-related costs	237	219	N.M.
Impairments and loss on disposal of assets, net	12	17	N.M.
Litigation (recoveries)/charges, net	20	(9)	N.M.
Operating earnings	1,076	1,183	(9)%

Other expense, net	3	6	N.M.
Interest expense, net	88	90	(2)%
Earnings before income taxes	985	1,087	(9)%

Provision for income taxes	351	377	(7)%
Net earnings	634	710	(11)%

Less: Net earnings attributable to noncontrolling interest	(1)	(1)	N.M.
Net earnings attributable to Cardinal Health, Inc.	$633	$709	(11)%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$1.99	$2.16	(8)%
Diluted	1.97	2.14	(8)%

Weighted-average number of common shares outstanding:
Basic	319	329
Diluted	321	332

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	December 31, 2016	June 30, 2016
Assets
Current assets:
Cash and equivalents	$1,881	$2,356
Trade receivables, net	7,533	7,405
Inventories, net	11,915	10,615
Prepaid expenses and other	1,824	1,580
Total current assets	23,153	21,956

Property and equipment, net	1,856	1,796
Goodwill and other intangibles, net	9,276	9,426
Other assets	736	944
Total assets	$35,021	$34,122

Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,857	$17,306
Current portion of long-term obligations and other short-term borrowings	603	587
Other accrued liabilities	1,554	1,808
Total current liabilities	21,014	19,701

Long-term obligations, less current portion	4,859	4,952
Deferred income taxes and other liabilities	2,692	2,781

Redeemable noncontrolling interests	115	117

Total Cardinal Health, Inc. shareholders' equity	6,323	6,554
Noncontrolling interests	18	17
Total shareholders’ equity	6,341	6,571
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$35,021	$34,122

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Second Quarter		Year-to-Date
(in millions)	2017	2016	2017	2016
Cash flows from operating activities:
Net earnings	$324	$326	$634	$710

Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation and amortization	166	169	339	306
Impairments and loss on sale of other investments	3	—	3	—
Impairments and loss on disposal of assets, net	9	17	12	17
Share-based compensation	24	26	47	56
Provision for bad debts	22	18	29	35
Change in fair value of contingent consideration obligation	—	(13)	—	(14)
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	160	(45)	(146)	(393)
Increase in inventories	(996)	(1,070)	(1,294)	(1,565)
Increase in accounts payable	1,284	2,006	1,563	2,431
Other accrued liabilities and operating items, net	(442)	29	(529)	(172)
Net cash provided by operating activities	554	1,463	658	1,411

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(2)	(1,885)	(11)	(3,284)
Additions to property and equipment	(113)	(92)	(213)	(175)
Purchase of available-for-sale securities and other investments	(73)	(62)	(125)	(88)
Proceeds from sale of available-for-sale securities and other investments	38	32	72	57
Proceeds from maturities of available-for-sale securities	22	14	39	19
Proceeds from divestitures and disposal of property and equipment and held for sale assets	1	—	1	—
Net cash used in investing activities	(127)	(1,993)	(237)	(3,471)

Cash flows from financing activities:
Payment of contingent consideration obligation	—	—	—	(23)
Net change in short-term borrowings	8	3	33	39
Net purchase of noncontrolling interests	(2)	—	(12)	—
Reduction of long-term obligations	(59)	—	(60)	(4)
Proceeds from interest rate swap terminations	—	—	14	—
Net tax proceeds/(withholdings) from share-based compensation	9	14	—	(7)
Tax proceeds from share-based compensation	2	1	32	32
Dividends on common shares	(144)	(128)	(293)	(259)
Purchase of treasury shares	(350)	—	(600)	—
Net cash used in financing activities	(536)	(110)	(886)	(222)

Effect of exchange rates changes on cash and equivalents	(11)	(10)	(10)	(10)

Net decrease in cash and equivalents	(120)	(650)	(475)	(2,292)
Cash and equivalents at beginning of period	2,001	2,974	2,356	4,616
Cash and equivalents at end of period	$1,881	$2,324	$1,881	$2,324

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Second Quarter			Second Quarter
(in millions)	2017	2016	(in millions)	2017	2016
Pharmaceutical			Medical

Revenue			Revenue
Amount	$29,743	$28,287	Amount	$3,410	$3,162
Growth rate	5%	25%	Growth rate	8%	9%

Segment profit			Segment profit
Amount	$537	$627	Amount	$159	$106
Growth rate	(14)%	16%	Growth rate[1]	50%	(8)%
Segment profit margin	1.81%	2.22%	Segment profit margin	4.68%	3.36%

1.
Segment profit for three months ended December 31, 2015 includes a $21 million unfavorable impact of Cordis-related inventory fair value step-up. Excluding this step-up, year-over-year Medical segment profit growth was 25 percent and 10 percent for the three months ended December 31, 2016 and 2015, respectively.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended December 31, 2016 was $33,150 million, which included total segment revenue of $33,153 million and Corporate revenue of $(3) million. Total consolidated revenue for the three months ended December 31, 2015 was $31,445 million, which included total segment revenue of $31,449 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended December 31, 2016 were $542 million, which included total segment profit of $696 million and Corporate costs of $(154) million. Total consolidated operating earnings for the three months ended December 31, 2015 were $563 million, which included total segment profit of $733 million and Corporate costs of $(170) million. Corporate includes, among other things, LIFO charges/(credits), restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2017	2016	(in millions)	2017	2016
Pharmaceutical			Medical

Revenue			Revenue
Amount	$58,505	$53,427	Amount	$6,690	$6,081
Growth rate	10%	22%	Growth rate	10%	5%

Segment profit			Segment profit
Amount	$1,071	$1,285	Amount	$286	$207
Growth rate	(17)%	29%	Growth rate[1]	39%	(10)%
Segment profit margin	1.83%	2.41%	Segment profit margin	4.28%	3.40%

1.
Segment profit for the six months ended December 31, 2015 includes the $21 million unfavorable impact of the Cordis-related inventory step-up. Excluding this step-up, year-over-year Medical segment profit growth was 25 percent and flat for the six months ended December 31, 2016 and 2015, respectively.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the six months ended December 31, 2016 was $65,189 million, which included total segment revenue of $65,195 million and Corporate revenue of $(6) million. Total consolidated revenue for the six months ended December 31, 2015 was $59,499 million, which included total segment revenue of $59,508 million and Corporate revenue of $(9) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the six months ended December 31, 2016 were $1,076 million, which included total segment profit of $1,357 million and Corporate costs of $(281) million. Total consolidated operating earnings for the six months ended December 31, 2015 were $1,183 million, which included total segment profit of $1,492 million and Corporate costs of $(309) million. Corporate includes, among other things, LIFO charges/(credits), restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation1

		Gross		Operating	Earnings	Provision
		Margin		Earnings	Before	for		Net		Diluted
	Gross	Growth	Operating	Growth	Income	Income	Net	Earnings[2]	Diluted	EPS[2]
(in millions, except per common share amounts)	Margin	Rate	Earnings	Rate	Taxes	Taxes	Earnings[2]	Growth Rate	EPS[2,3,4]	Growth Rate
	Second Quarter 2017
GAAP	$1,602	—%	$542	(4)%	$491	$167	$324	—%	$1.02	4%
LIFO charges/(credits)	9		9		9	4	5		0.02
Restructuring and employee severance	—		7		7	2	5		0.01
Amortization and other acquisition-related costs	—		115		115	39	76		0.24
Impairments and (gain)/loss on disposal of assets	—		9		9	3	6		0.02
Litigation (recoveries)/charges, net	—		19		19	7	12		0.04
Non-GAAP	$1,611	(2)%	$701	(4)%	$650	$222	$427	(1)%	$1.34	3%

	Second Quarter 2016
GAAP	$1,609	11%	$563	3%	$520	$194	$326	13%	$0.98	14%
LIFO charges/(credits)	39		39		39	15	24		0.07
Restructuring and employee severance	—		2		2	1	1		—
Amortization and other acquisition-related costs	—		114		114	41	73		0.22
Impairments and (gain)/loss on disposal of assets	—		17		17	7	10		0.03
Litigation (recoveries)/charges, net	—		(9)		(9)	(5)	(4)		(0.01)
Non-GAAP	$1,648	13%	$726	14%	$683	$253	$430	7%	$1.30	8%

		Gross		Operating	Earnings	Provision
		Margin		Earnings	Before	for		Net		Diluted
	Gross	Growth	Operating	Growth	Income	Income	Net	Earnings[2]	Diluted	EPS[2]
(in millions, except per common share amounts)	Margin	Rate	Earnings	Rate	Taxes	Taxes	Earnings[2]	Growth Rate	EPS[2]	Growth Rate
	Year-to-Date 2017
GAAP	$3,192	—%	$1,076	(9)%	$985	$351	$633	(11)%	$1.97	(8)%
LIFO charges/(credits)	9		9		9	4	5		0.02
Restructuring and employee severance	—		16		16	6	10		0.03
Amortization and other acquisition-related costs	—		237		237	79	158		0.49
Impairments and (gain)/loss on disposal of assets	—		12		12	4	8		0.02
Litigation (recoveries)/charges, net	—		20		20	8	12		0.04
Non-GAAP	$3,201	(1)%	$1,370	(6)%	$1,279	$452	$826	(7)%	$2.57	(4)%

	Year-to-Date 2016
GAAP	$3,188	14%	$1,183	17%	$1,087	$377	$709	28%	$2.14	30%
LIFO charges/(credits)	39		39		39	15	24		0.07
Restructuring and employee severance	—		14		14	5	9		0.02
Amortization and other acquisition-related costs	—		219		219	78	141		0.42
Impairments and (gain)/loss on disposal of assets	—		17		17	7	10		0.03
Litigation (recoveries)/charges, net	—		(9)		(9)	(5)	(4)		(0.01)
Non-GAAP	$3,227	15%	$1,463	22%	$1,368	$479	$889	20%	$2.68	22%
1For more information on these measures, refer to the Use of Non-GAAP Measures and Definitions schedules.
2attributable to Cardinal Health, Inc.
3GAAP diluted EPS for the three months ended December 31, 2016 compared to the prior year period was favorably impacted by $0.09, which includes $0.05 due to change in the effective tax rate and $0.04 due to the change in weighted average shares outstanding. The change in GAAP diluted EPS due to the effective tax rate is calculated as ((GAAP Earnings before Income Taxes for the current period times (one minus the current period GAAP Effective Tax Rate)) minus (GAAP Earnings before Income Taxes for the current period times (one minus the prior period GAAP Effective Tax Rate)))

divided by the current period weighted average shares outstanding. The change in GAAP diluted EPS due to the weighted average shares outstanding is calculated as (GAAP Net Earnings for the current period divided by the current period weighted average shares outstanding) minus (GAAP Net Earnings for the current period divided by the prior period weighted average shares outstanding).
4Non-GAAP diluted EPS for the three months ended December 31, 2016 compared to the prior year period was favorably impacted by $0.11, which includes $0.06 due to change in the effective tax rate and $0.05 due to the change in weighted average shares outstanding. The change in Non-GAAP diluted EPS due to the effective tax rate is calculated as ((Non-GAAP Earnings before Income Taxes for the current period times (one minus the current period Non-GAAP Effective Tax Rate)) minus (Non-GAAP Earnings before Income Tax for the current period times (one minus the prior period Non-GAAP Effective Tax Rate))) divided by the current period weighted average shares outstanding. The change in Non-GAAP diluted EPS due to the weighted average shares outstanding is calculated as (Non-GAAP Net Earnings for the current period divided by the current period weighted average shares outstanding) minus (Non-GAAP Net Earnings for the current period divided by the prior period weighted average shares outstanding).
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
There were no losses on extinguishment of debt during the periods presented.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Second Quarter
(in millions)	2017	2016
GAAP effective tax rate	34.0%	37.3%

Non-GAAP effective tax rate
Earnings before income taxes	$491	$520
LIFO charges	9	39
Restructuring and employee severance	7	2
Amortization and other acquisition-related costs	115	114
Impairments and loss on disposal of assets	9	17
Litigation (recoveries)/charges, net	19	(9)
Adjusted earnings before income taxes	$650	$683

Provision for income taxes	$167	$194
LIFO charges tax benefit	4	15
Restructuring and employee severance tax benefit	2	1
Amortization and other acquisition-related costs tax benefit	39	41
Impairments and loss on disposal of assets tax benefit	3	7
Litigation (recoveries)/charges, net tax benefit/(expense)	7	(5)
Adjusted provision for income taxes	$222	$253

Non-GAAP effective tax rate	34.2%	37.1%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP").
In addition to analyzing our business based on financial information prepared in accordance with GAAP, we use these non-GAAP financial measures internally to evaluate our performance, evaluate the balance sheet, engage in financial and operational planning, and determine incentive compensation because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We provide these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on our financial and operating results on a year-over-year basis and in comparing our performance to that of our competitors. However, the non-GAAP financial measures that we use may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by us should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth below should be carefully evaluated.
Exclusions from Non-GAAP Financial Measures
Management believes it is useful to exclude the following items from the non-GAAP measures presented in this earnings release for its own and for investors’ assessment of the business for the reasons identified below:

•
LIFO charges and credits are excluded because the factors that drive last-in first-out ("LIFO") inventory charges or credits, such as pharmaceutical manufacturer price appreciation or deflation and year-end inventory levels (which can be meaningfully influenced by customer buying behavior immediately preceding our fiscal year-end), are largely out of our control and cannot be accurately predicted. The exclusion of LIFO charges from non-GAAP metrics allows for a better comparison of our current financial results to our historical financial results and to our peer group companies’ financial results.

•
Restructuring and employee severance costs are excluded because they relate to programs in which we fundamentally change our operations and because they are not part of the ongoing operations of our underlying business, which includes normal levels of reinvestment in the business.

•
Amortization and other acquisition-related costs are excluded primarily for consistency with the presentation of the financial results of our peer group companies. Additionally, these non-cash amounts are variable in amount and frequency and are significantly impacted by the timing and size of acquisitions, so their exclusion allows for better comparison of historical, current and forecasted financial results. We exclude other acquisition-related costs because they are directly related to an acquisition but do not meet the criteria to be recognized on the acquired entity’s initial balance sheet as part of the purchase price allocation. They are also significantly impacted by the timing and size of acquisitions.

•
Impairments and gains or loss on disposal of assets are excluded because they do not occur in or reflect the ordinary course of our ongoing business operations and their exclusion results in a metric that more meaningfully reflects the sustainability of our operating performance.

•
Litigation recoveries or charges, net are excluded because they often relate to events that may have occurred in prior or multiple periods, do not occur in or reflect the ordinary course of our business and are inherently unpredictable in timing and amount.

•
Loss on extinguishment of debt is excluded because it does not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt financing transactions.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded. The gross, tax and net impact of each item are presented with our GAAP to non-GAAP reconciliations.
Forward Looking Non-GAAP Measures
In this earnings release, the Company presents its outlook for fiscal 2017 non-GAAP EPS.  The Company does not provide EPS outlook, which is the most directly comparable GAAP measure to non-GAAP EPS, because changes in the items that the Company excludes from EPS to calculate non-GAAP EPS, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on an EPS outlook.
The timing and amount of any of the excluded items could significantly impact the Company’s fiscal 2017 EPS. Over the past five fiscal years, the excluded items have lowered the Company’s EPS from $0.14 to $2.76, which includes a goodwill impairment charge of $2.32 per share related to our Nuclear Pharmacy Services division that we recognized in fiscal 2013.

Definitions
Growth rate calculation: Growth rates in this earnings release are determined by dividing the difference between current period results and prior period results by prior period results.
Non-GAAP operating earnings: operating earnings excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets and (5) litigation (recoveries)/charges, net.
Non-GAAP earnings before income taxes: earnings before income taxes excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net and (6) loss on extinguishment of debt.
Non-GAAP effective tax rate: (provision for income taxes adjusted for (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt) divided by (earnings before income taxes adjusted for the same six items).
Non-GAAP net earnings attributable to Cardinal Health, Inc.: net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.: non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.